Exhibit 3.3.3

HAWKER BEECHCRAFT FINANCE CORPORATION

BY-LAWS

ARTICLE 1

OFFICES

SECTION 1.1. Principal Business Office. The location of the principal business office of the Corporation and any additional offices shall be established as the Board of Directors may determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

SECTION 2.1. Place of Meetings. Each meeting of stockholders of the Corporation shall be held at such place as the Board of Directors may designate in the notice of such meeting or in a duly executed waiver of notice thereof, but if no such designation is made, then at the principal business office of the Corporation.

SECTION 2.2. Annual Meetings. An annual meeting of stockholders for the purpose of electing directors and transacting such other business as may properly be brought before the meeting shall be held on (a) the first Wednesday in May of each year, unless such day is a legal holiday in which case the meeting shall be held on the next succeeding business day that is not a legal holiday or (b) such other date and at such other time as the Board of Directors may determine.

SECTION 2.3. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or stockholders owning capital stock of the Corporation having not less than one-third of the total voting power. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting.

SECTION 2.4. Notice of Stockholders’ Meetings. Notice of each meeting of stockholders, stating the date, time and place, and, in the case of special meetings, the purpose or purposes for which such meeting is called, shall be given to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by statute. Such notice shall be in writing and mailed to stockholders as their addresses appear on the records of the Corporation.

SECTION 2.5. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a future date as the record date, which shall not be more than 60 days before the date of such meeting or any other action requiring a determination by stockholders and with respect to any meeting shall not be less than 10 days before the date of the meeting.

SECTION 2.6. Quorum and Adjournments. The holders of a majority of the voting power of the shares of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum of stockholders for all purposes unless the representation of a larger proportion is required by statute or by the Corporation’s Certificate of Incorporation and, in such cases, the representation of the proportion so required shall constitute a quorum. Whether or not there is such a quorum, the person presiding at the meeting or the stockholders present or represented by proxy representing a majority of the shares present or represented may adjourn the meeting from time to time without notice other than an announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.7. Voting by Stockholders. Directors shall be elected by a plurality of the votes cast. If a quorum exists, action on a matter other than the election of directors submitted to stockholders entitled to vote thereon at any meeting shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by statute or the Certificate of Incorporation.

SECTION 2.8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, provided the proxy is in writing, signed by the stockholder or such stockholder’s authorized representative and delivered to the Secretary. No proxy shall be voted after three years from its date.

SECTION 2.9. Voting Rights. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

SECTION 2.10. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing. Such consent(s) shall be filed with the minutes of proceedings of the stockholders. Election by stockholders to fill a vacancy created by removal, if by written consent, requires the unanimous consent of all shares entitled to vote for the election of directors.

ARTICLE 3

DIRECTORS

SECTION 3.1. Powers. The business of the Corporation shall be managed by the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things which are not by statute or by the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

SECTION 3.2. Number, Election and Terms of Office. The number of directors which shall constitute the whole board shall be not less than one nor more than twelve. Directors shall be elected annually by the stockholders as provided in Sections 2.2 and 2.7 or elected in accordance with Section 3.3 of these By-Laws. Each director shall hold office until his or her successor is duly elected and qualified or until the earlier of his or her death, resignation or removal in a manner permitted by statute or these By-Laws.

SECTION 3.3. Vacancies. Vacancies occurring on the Board of Directors, except for a vacancy created by the removal of a director, and newly-created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until the earlier of his or her death, resignation or removal in a manner permitted by statute or these By-Laws. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director. If there are no directors in office, an election of directors may be held in the manner provided by statute. Unless otherwise provided in the Certificate of

Incorporation, any vacancy created by the removal of a director or any vacancies which may be filled by directors and are not filled by the directors, shall be filled by the stockholders by the vote of a majority of the shares entitled to vote at a meeting at which a quorum was present or by unanimous written consent, as permitted in these By-Laws.

SECTION 3.4. Removal. Any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the then outstanding shares of capital stock of the Corporation.

SECTION 3.5. Resignation. Any director may resign at any time upon written notice to the Corporation. A resignation shall be effective as of the time specified in the notice without acceptance thereof unless otherwise specified in such notice.

SECTION 3.6. Place of Meetings. The place of any meetings of the Board of Directors may be either within or without the State of Delaware.

SECTION 3.7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such dates, times and places as shall be determined by the Board of Directors.

SECTION 3.8. Special Meetings. Special meetings of the Board of Directors:

(a) may be called by the Chairman, or if none, the President; and

(b) shall be called by the Chairman, or if none, the President, upon the written request of a majority of the directors then in office, and in the case of death, disability or absence of the Chairman or President, the Secretary shall call the meeting upon such request.

SECTION 3.9. Notice of Meetings. (a) Notice of each meeting of the Board of Directors shall be given to each director in writing and delivered personally, mailed to his or her address appearing on the records of the Corporation, or given by telegram, cable, telephone, telecopy, facsimile or a nationally recognized overnight delivery service.

(i) Notice to directors by mail shall be given at least two business days before the meeting and shall be deemed to be given when mailed to the director at his or her address appearing on the records of the Corporation.

(ii) Notice to directors by telegram, cable, personal delivery, telephone or wireless shall be given a reasonable time before the meeting but in no event less than one hour before the meeting. Notice by telegram or cable shall be deemed to be given when the telegram or cable addressed to the director at his or her address appearing on the records of the Corporation is delivered to the telegraph company. Notice by telephone or wireless shall be deemed to be given when transmitted by telephone or wireless to the telephone number or wireless call designation appearing on the records of the Corporation for the director (regardless of whether the director shall have personally received such telephone call or wireless message), provided confirmation of transmission shall be made promptly by telegram or cable in the manner specified above.

(b) Meetings of the Board of Directors may be held at any time and for any purpose without notice when all members of the Board of Directors are present.

SECTION 3.10. Quorum; Voting. Except as provided in Section 3.3, a majority of the directors of the Corporation, but not fewer than one, shall constitute a quorum, unless the Board of Directors consists of only one director, in which case the sole director shall constitute a quorum, for the transaction of business at all meetings of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. All questions shall be decided by vote of a majority of the directors present, unless otherwise specifically provided by law or these By-Laws.

SECTION 3.11. Informal Action. Unless otherwise restricted by statute or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all directors or by all members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

SECTION 3.12. Attendance by Conference Telephone. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.13. Committees. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the whole board, designate and appoint from the directors committees of one or more persons which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board of Directors shall have power at any time to change the members of any such committee, to fill vacancies and to discharge any such committee.

ARTICLE 4

WAIVER OF NOTICE

SECTION 4.1. Waiver of Notice. Whenever any notice is required, a waiver thereof signed by the person entitled to such notice and filed with the minutes or corporate records, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of any person at any meeting of stockholders or directors shall constitute a waiver of notice of such meeting, except when such person attends only for the express purpose of objecting, at the beginning of the meeting (or in the case of a director’s meeting, promptly upon such director’s arrival), to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE 5

OFFICERS

SECTION 5.1. Designation; Number; Election. (a) The Chairman of the Board of Directors, if any, shall be elected by and from the Board of Directors.

(b) The Board of Directors shall elect a president, a treasurer and a secretary.

(c) In addition, the Board of Directors, may elect one or more vice presidents, assistant treasurers and assistant secretaries, and such other officers as it shall deem necessary.

(d) One person may hold more than one office at the same time if the duties of such officers as provided by these By-Laws may be properly and consistently performed by one person.

SECTION 5.2. Term of Office; Removal; Vacancies. An officer elected by the Board of Directors shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is chosen and qualified or until his or her earlier death, resignation or removal. Any officer elected by the Board of Directors may be (i) suspended, at any time, by the Chairman, if any, until the Board of Directors convenes, and (ii) removed at any time by the affirmative vote of a majority of the Board of Directors. Vacancies occurring among officers elected by the Board of Directors may be filled at any time by the Board of Directors.

SECTION 5.3. Compensation of Officers. The Board of Directors shall have the authority to fix compensation of the officers.

SECTION 5.4. Chairman of the Board of Directors. (a) Subject to control and supervision by the Board of Directors, the Chairman shall have general management and oversight of the administration and operation of the Corporation’s business and general supervision of its policies and affairs. He or she shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

(b) The Chairman shall (i) preside at all meetings of the stockholders and of the Board of Directors, and have plenary power to set the agenda, determine the procedure and rules of order and make definitive rulings at meetings of stockholders; (ii) be the chief executive officer of the Corporation and have the powers and perform the duties incident to that position; (iii) have power to appoint officers for any operating division who, as such, shall not be officers of the Corporation; and (iv) have such other powers and perform such other duties provided in these By-Laws or assigned by the Board of Directors.

SECTION 5.5. President. In the absence of a Chairman of the Board of Directors, the President shall have all of the duties and powers assigned in Section 5.4. Subject to control and supervision by the Board of Directors and the Chairman, if any, the President shall have the powers and duties provided in these By-Laws or assigned by the Board of Directors or the Chairman and have the usual powers and duties pertaining to the office.

SECTION 5.6. Secretary. Subject to control and supervision by the Board of Directors, the Chairman, if any, or such officer as the Chairman may designate, the Secretary shall attend and record proceedings of meetings of stockholders and directors; have such other powers and duties provided in these By-Laws or assigned by the Board of Directors or the Chairman or such officer as the Chairman may designate; and have the usual powers and duties pertaining to the office.

SECTION 5.7. Assistant Secretaries. The assistant secretaries shall have the powers and duties provided in these By-Laws or assigned by the Chairman or the Secretary. In the absence or disability of the Secretary, they shall have all his or her powers and duties.

SECTION 5.8. Treasurer. Subject to control and supervision by the Board of Directors, the Chairman, if any, or such officer as the Chairman may designate, the Treasurer shall propose financial policies, negotiate loans, be responsible for the maintenance of proper insurance coverages, and have custody of the funds and securities of the Corporation; have such other powers and duties provided by these By-Laws or assigned the Board of Directors or the Chairman or such officer as the Chairman may designate; and have the usual powers and duties pertaining to the office.

SECTION 5.9. Assistant Treasurers. The assistant treasurers shall have the powers and duties provided in these By-Laws or assigned by the Chairman or the Treasurer. In the absence or disability of the Treasurer, they shall have all his or her powers and duties.

SECTION 5.10 Vice Presidents. Each vice president shall have the powers and duties provided in these By-Laws or assigned by the Board of Directors, the Chairman or the President. The Board of Directors may designate one or more of such vice presidents as executive, senior or assistant vice presidents.

ARTICLE 6

CONDUCT OF BUSINESS

SECTION 6.1. Corporate Authority. (a) The Chairman, or in the absence of a Chairman, the President, acting singly may sign any document incident to the business of the Corporation, including without limitation contracts, instruments, agreements (including agreements evidencing indebtedness), and checks and other negotiable instruments for the disbursements of Corporate funds.

(b) The Chairman, or in the absence of a Chairman, the President, from time to time may delegate to any other officer or any employee of the Corporation or any of its subsidiaries all or any portion of the authority granted to such officer pursuant to subsection (a) of this Section 6.1, provided that such delegation shall be without the power of redelegation.

(c) A certified copy of these By-Laws may be furnished as evidence of the authorities herein granted, and all persons shall be entitled to rely on such authorities in the case of a specific contract, conveyance or other transaction without the need of a resolution of the Board of Directors specifically authorizing the transaction involved.

SECTION 6.2. Voting and Transfer of Stock. (a) Any elected officer acting singly may (i) execute and deliver on behalf of the Corporation proxies on stock owned by the Corporation appointing a person or persons to represent and vote such stock at any meeting of stockholders, with full power of substitution, and alter or rescind such appointment; (ii) attend and vote at any meeting of stockholders of any corporation in which the Corporation holds stock; (iii) exercise any and all rights and powers incident to the ownership of such stock, which, as the owner thereof, the Corporation might have possessed and exercised if present; and (iv) execute and deliver such forms of transfer or assignment customary or necessary to effect a transfer of stocks or other securities standing in the name of the Corporation.

(b) Each elected officer from time to time may delegate to any other officer or any employee of the Corporation or any of its subsidiaries all or any portion of the authority granted to such officer pursuant to subsection (a) of this Section 6.3, provided that such delegation shall be without the power of redelegation.

(c) A corporation or person transferring any such stocks or other securities pursuant to a form of transfer or assignment so executed shall be fully protected and shall be under no duty to inquire whether the Board of Directors has taken action in respect thereof.

ARTICLE 7

STOCK CERTIFICATES AND THEIR TRANSFER

SECTION 7.1. Stock Certificates. (a) The shares of the Corporation shall be represented by a certificate or shall be uncertificated.

(b) Certificates for shares of stock of the Corporation shall be signed by either the Chairman, President or Vice President and by the Treasurer, Secretary or an assistant secretary, and shall not be valid unless so signed. Such certificates shall be appropriately numbered and contain the name of the registered holder, the number of shares and the date of issue.

(c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

SECTION 7.2. Transfer of Shares. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction. No certificate shall be issued in exchange for any certificate until the former certificate for the same number of shares of the same class and series shall have been surrendered and canceled, except as provided in Section 7.4.

SECTION 7.3. Regulations. The Board of Directors shall have authority to make rules and regulations concerning the issue, transfer and registration of certificates for shares of the Corporation.

SECTION 7.4. Lost, Stolen and Destroyed Certificates. The Corporation may issue a new certificate or certificates for shares in place of any issued certificate alleged to have been lost, stolen or destroyed upon such terms and conditions as the Board of Directors may prescribe.

SECTION 7.5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party whether or not the Corporation shall have express or other notice thereof, except as expressly required by statute

ARTICLE 8

INDEMNIFICATION

SECTION 8.1. Indemnification. The Corporation shall indemnify any person against any liability arising by reason of the fact that he or she is or was a director, or office of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent allowed under the General Corporation Law of the State of Delaware.

ARTICLE 9

GENERAL

SECTION 9.1. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31 each year.

SECTION 9.2. Severability. If any provision of these By-Laws, or its application thereof to any person or circumstances, is held invalid, the remainder of these By-Laws and the application of such provision to other persons or circumstances shall not be affected thereby.

SECTION 9.3. Amendments. These By-Laws may be amended, added to, rescinded or repealed by the affirmative vote of at least a majority of the Board of Directors except as otherwise provided by law.